Exhibit 10.2

DOUGLAS DYNAMICS, INC.
GRANT NOTICE FOR 2010 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS

FOR GOOD AND VALUABLE CONSIDERATION, Douglas Dynamics, Inc. (the “Company”), hereby grants to Participant named below the opportunity to earn the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Douglas Dynamics, Inc. 2010 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s common stock, par value $0.01 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:

Effective Date:                          , 20

Performance Period:                            , 20     through                   , 20

Performance Criteria:  You will earn a number of Restricted Stock Units based on the Company’s achievement as measured by the Performance Measure at the end of the Performance Period, as set forth below.

•                                          The Targeted Performance Value of this Award is $                      .  The actual number of Restricted Stock Units earned is derived by multiplying the Targeted Performance Value by the actual percentage of RSU Target (as defined below) earned, then dividing that total by the average of the closing sale price of the Common Stock on each trading day during the 90-day period ending on the last day of the performance period and rounding down to the nearest whole number.

•                                          The “Performance Measure” for the Performance Period is the free cash flow of the Company (“Free Cash Flow”), defined as cash generated by operating activities less net cash used in investing activities, adjusted for non-recurring items, as determined and approved by the Administrator.

•                                          The Target Free Cash Flow (the “FCF Target”) is $       million.

•                                          If actual Free Cash Flow for the Performance Period equals the FCF Target, 100% of the target number of Restricted Stock Units (the “RSU Target”) is earned.

•                                          If actual Free Cash Flow for the Performance Period is less than the FCF Target, the percentage of the RSU Target earned is reduced by 1% for each $                 shortfall in actual Free Cash Flow below the FCF Target.

•                                          If actual Free Cash Flow for the Performance Period falls below 53.3% of theFCF Target, no Restricted Stock Units are earned.

•                                          If actual Free Cash Flow for the Performance Period is greater than the FCF Target, the percentage of the RSU Target earned is increased by 1% for each $                   increase in actual Free Cash Flow above the FCF Target, up to a maximum of 150% of the RSU Target.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DOUGLAS DYNAMICS, INC.
Participant Signature
By:
Title:
Address (please print)

2

DOUGLAS DYNAMICS, INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Douglas Dynamics, Inc. 2010 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice that specifically refers to these Standard Terms and Conditions.  In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.                                      TERMS OF RESTRICTED STOCK UNITS

Douglas Dynamics, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) the opportunity to earn the number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice.  Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.                                      EARNING OF RESTRICTED STOCK UNITS

The Award shall not be earned as of the Effective Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise earned pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Effective Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become earned as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.  The earning of the Restricted Stock Units shall accelerate, and all of the Restricted Stock Units shall become fully earned, upon the occurrence of a Change of Control.  Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Employment for any reason (including by reason of death or Disability), any then unearned Restricted Stock Units (after taking into account any accelerated earning under any agreement between the Participant and the Company, if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3.                                      SETTLEMENT OF RESTRICTED STOCK UNITS

Earned Restricted Stock Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per earned Restricted Stock Unit as soon as reasonably practicable following the earning of such Restricted Stock Units, and in all events no later than March 15 of the year following the year in which such Restricted Stock Units are earned (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

4.                                      RIGHTS AS STOCKHOLDER

The Participant shall not have voting rights or dividend rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.                                      HOLDING PERIOD; RESTRICTIONS ON RESALES OF SHARES

Except as otherwise permitted by the Company, the Participant shall not sell, transfer, alienate, hypothecate or otherwise dispose of any Common Stock issued in respect of earned Restricted Stock Units, other than the amount of such Common Stock necessary to pay withholding or other tax obligations arising in connection with the earning of the Restricted Stock Units, until after the end of the calendar year in which such Common Stock is issued.

The Company may impose such additional restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of earned Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.                                      INCOME TAXES

The Company shall not deliver shares in respect of any Restricted Stock Units unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations.  Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the delivery of the Common Stock, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the earning or settlement of the Restricted Stock Units (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of the Restricted Stock Units from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.                                      NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.                                      OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units.  Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

9.                                      LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon earning of the Restricted Stock Units.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason

10.                               GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Plan shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

11.                               ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.